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Exhibit 5.1

        TESTA, HURWITZ & THIBEAULT, LLP
ATTORNEYS AT LAW
125 High Street
OFFICE (617) 248-7000     BOSTON, MASSACHUSETTS 02110     FAX (617) 248-7100

                                                 April 29, 2004

Omtool, Ltd.
8A Industrial Way
Salem, New Hampshire 03079

  RE:
  Registration Statement on Form S-3 Relating to 632,000 Shares of Common Stock

        Ladies and Gentlemen:

        We are counsel to Omtool, Ltd., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement"), covering the sale to the public by certain stockholders of the Company of up to 632,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"). Terms not otherwise defined herein shall have the meaning assigned to them in the Registration Statement.

        We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

        Based upon and subject to the foregoing, we are of the opinion that the Shares are, or in the case of Shares issuable upon exercise of certain warrants, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                      Very truly yours,

                      TESTA, HURWITZ & THIBEAULT, LLP

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  Exhibit 5.1